UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2024

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 12, 2024, Equinix, Inc. (“Equinix) disclosed that on March 7, 2024, as part of a planned succession process, the Board of Directors (the “Board”) of Equinix approved the appointment of Adaire Fox-Martin, a current member of the Board, as its new Chief Executive Officer and President, to be effective on a mutually agreed date expected later in the second quarter. Ms. Fox-Martin began employment at Equinix effective June 3, 2024 (the “Transition Date”).

Ms. Fox-Martin succeeds Charles Meyers, who previously announced that he planned to step down as President and Chief Executive Officer, effective on the Transition Date. Mr. Meyers will continue with Equinix in the role of Executive Chairman, where he will continue in his service on the Board, in addition to providing other advisory and transition services.

As part of this succession process, as previously announced, effective on the Transition Date Peter Van Camp stepped down from the role of Executive Chairman and from his service as a Board member. Mr. Van Camp will continue to provide advisory consulting services as Special Advisor to the Board.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 3, 2024	By: /s/ Keith D. Taylor Keith D. Taylor Chief Financial Officer